                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                          Avalon Bay Communities, Inc.
                (Name of Registrant as Specified In Its Charter)

                          Avalon Bay Communities, Inc.
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
      Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

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

                          AVALON BAY COMMUNITIES, INC.

                       2900 EISENHOWER AVENUE, SUITE 300
                           ALEXANDRIA, VIRGINIA 22314

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 2, 1998
                            ------------------------

     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Special Meeting") of Avalon Bay Communities, Inc. (the "Company") will be held on Friday, October 2, 1998 at 10:00 a.m. at the offices of the Company, 2900 Eisenhower Avenue, Suite 300, Alexandria, Virginia, for the following purposes:

     1. To approve certain amendments to the Articles of Amendment and Restatement of Articles of Incorporation of the Company (the "Charter") reducing the number of authorized shares of the Company's common stock, par value $.01 per share (the "Common Stock").

     2. To approve an amendment to the Charter relating to the stockholders' ability to remove directors without cause.

     3. To approve an amendment to the Charter changing the name of the Company from "Avalon Bay Communities, Inc." to "AvalonBay Communities, Inc."

     4. To transact such other business, if any, that may be properly brought before the Special Meeting and at any adjournments thereof.

     Any action may be taken on the foregoing matters at the Special Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Special Meeting may be adjourned.

     The Board of Directors has fixed the close of business on August 26, 1998 as the record date for determining the stockholders entitled to notice of and to vote at the Special Meeting and at any adjournments thereof. Only stockholders of record of the Company's Common Stock at the close of business on that date will be entitled to notice of and to vote at the Special Meeting and at any adjournments thereof.

                                              By Order of the Board of Directors

                                                             Jeffrey B. Van Horn
                                                                       Secretary

Alexandria, Virginia
August 28, 1998

     YOU ARE REQUESTED TO FILL IN AND SIGN THE ENCLOSED PROXY CARD, WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS, AND TO MAIL IT PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. ANY PROXY DELIVERED BY A HOLDER OF COMMON STOCK MAY BE REVOKED BY A WRITING DELIVERED TO THE SECRETARY OF THE COMPANY STATING THAT THE PROXY IS REVOKED, BY DELIVERY OF A LATER DATED PROXY, OR BY APPEARING IN PERSON AND VOTING BY BALLOT AT THE SPECIAL MEETING. STOCKHOLDERS OF RECORD OF THE COMPANY'S COMMON STOCK WHO ATTEND THE SPECIAL MEETING MAY VOTE IN PERSON, EVEN IF THEY HAVE PREVIOUSLY DELIVERED A SIGNED PROXY.

                          AVALON BAY COMMUNITIES, INC.

                       2900 EISENHOWER AVENUE, SUITE 300
                           ALEXANDRIA, VIRGINIA 22314

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                      FOR SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 2, 1998

                                                                 August 28, 1998

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Avalon Bay Communities, Inc. (the "Company") for use at a Special Meeting of Stockholders of the Company to be held on Friday, October 2, 1998 and at any adjournments thereof (the "Special Meeting"). At the Special Meeting, stockholders will be asked to (i) approve certain amendments to the Articles of Amendment and Restatement of Articles of Incorporation of the Company (the "Charter") reducing the number of authorized shares of the Company's common stock, par value $.01 per share (the "Common Stock"), (ii) approve an amendment to the Charter relating to the stockholders' ability to remove directors without cause, (iii) approve an amendment to the Charter changing the name of the Company from "Avalon Bay Communities, Inc." to "AvalonBay Communities, Inc." and (iv) act upon any other matters properly brought before the Special Meeting.

     This Proxy Statement and the accompanying Notice of Special Meeting of Stockholders and Proxy Card are first being sent to stockholders on or about August 28, 1998. The Board of Directors has fixed the close of business on August 26, 1998 as the record date for determining stockholders entitled to notice of and to vote at the Special Meeting (the "Record Date"). Only stockholders of record of the Company's Common Stock at the close of business on the Record Date will be entitled to notice of and to vote at the Special Meeting. As of the Record Date, there were 63,649,121 shares of Common Stock outstanding and entitled to vote at the Special Meeting. Holders of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held.

     The presence, in person or by proxy, of holders of a majority of all of the shares of Common Stock entitled to be cast is necessary to constitute a quorum for the transaction of business at the Special Meeting. Abstentions and "broker non-votes" (i.e., shares represented at the Special Meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and, with respect to one or more but not all proposals, such brokers or nominees do not have discretionary voting power to votes such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the Special Meeting. Because each of Proposals 1, 2 and 3 require the approval of a specified percentage of the votes entitled to be cast at the Special Meeting, abstentions and broker non-votes with respect to those proposals will have the same effect as votes against those proposals.

     STOCKHOLDERS OF THE COMPANY ARE REQUESTED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. SHARES REPRESENTED BY A PROPERLY EXECUTED PROXY RECEIVED PRIOR TO THE VOTE AT THE SPECIAL MEETING AND NOT REVOKED WILL BE VOTED AT THE SPECIAL MEETING AS DIRECTED ON THE PROXY. IF A PROPERLY EXECUTED PROXY IS SUBMITTED BUT NOT MARKED AS TO A PARTICULAR ITEM, THE PROXY WILL BE VOTED FOR THE AMENDMENTS TO THE CHARTER REDUCING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK, FOR THE AMENDMENT TO THE CHARTER RELATING TO THE STOCKHOLDERS' ABILITY TO REMOVE DIRECTORS WITHOUT CAUSE AND FOR THE AMENDMENT TO THE CHARTER CHANGING THE COMPANY'S NAME FROM "AVALON BAY COMMUNITIES, INC." TO "AVALONBAY COMMUNITIES, INC." IT IS NOT ANTICIPATED THAT ANY MATTERS OTHER THAN THOSE SET FORTH IN THE PROXY STATEMENT WILL BE PRESENTED AT THE SPECIAL MEETING. IF OTHER MATTERS ARE PROPERLY PRESENTED, PROXIES WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS.

     A stockholder of record of the Company's Common Stock may revoke a proxy at any time before it has been exercised by filing a written revocation with the Secretary of the Company at the address of the Company set forth above, by filing a duly executed proxy bearing a later date, or by appearing in person and voting by ballot at the Special Meeting. Any stockholder of record of the Company's Common Stock as of the Record Date attending the Special Meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the Special Meeting will not constitute revocation of a previously given proxy.

                                   PROPOSAL 1
                  PROPOSED AMENDMENTS TO THE CHARTER REDUCING
                THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

     The Board of Directors has deemed advisable and unanimously approved amendments to the Company's Charter which will have the effect of reducing the number of authorized shares of Common Stock which the Company may issue from 300,000,000 to 140,000,000. The following are descriptions of the amendments:

          1. Article I, Section 1.3 of the Charter would be deleted in its entirety and the following inserted in lieu thereof:

             "1.3 The total number of shares of Stock which the Corporation has authority to issue is two hundred ten million (210,000,000) shares, consisting of (i) fifty million (50,000,000) shares of Preferred Stock;
        (ii) one hundred forty million (140,000,000) shares of Common Stock; and
        (iii) twenty million (20,000,000) shares of excess stock, par value $.01 per share ("Excess Stock"). The aggregate par value of all the shares of all classes of Stock is $2,100,000."

          2. The first two sentences of Article VII, Section 7.1 of the Charter would be deleted in their entirety and the following inserted in lieu thereof:

             "7.1 Authorized Stock. The total number of shares of Stock which the Corporation has authority to issue is two hundred ten million (210,000,000) shares, consisting of (i) fifty million (50,000,000) shares of Preferred Stock, par value $.01 per share; (ii) one hundred forty million (140,000,000) shares of Common Stock, par value $.01 per share; and (iii) twenty million (20,000,000) shares of Excess Stock, par value $.01 per share. The aggregate par value of all the shares of all classes of Stock is $2,100,000."

REASONS FOR THE AMENDMENTS

     On June 4, 1998 Avalon Properties, Inc. ("Avalon") merged with and into Bay Apartment Communities, Inc. ("Bay"), with Bay as the surviving corporation (the "Merger"). By approving the Merger, Bay's stockholders also approved the amendment and restatement of the Company's charter pursuant to which, among other things, Bay was renamed Avalon Bay Communities, Inc. In addition to effecting the change of the Company's name, the new Charter increased the number of authorized shares of Common Stock from 40,000,000 to 300,000,000. At the time the Company mailed proxy statements relating to the Merger, the Board of Directors believed that the proposed increase in the number of authorized shares of Common Stock was advisable for several reasons.

     First, an increase in the number of authorized shares of Common Stock was necessary in order for the Company to be able to deliver to Avalon stockholders all of the shares required to be delivered by the Agreement and Plan of Merger, dated as of March 9, 1998, by and among Bay and Avalon. However, this accounted for only part of the proposed increase. In determining the size of the proposed increase the Board of Directors also considered the fact that, unlike most other companies, real estate investment trusts ("REITs") are required to distribute 95% of their taxable income to their stockholders annually. As a result, it is necessary for REITs to sell Common Stock more frequently in order to raise additional capital to fund their growth through acquisitions and development or redevelopment of properties.

     In addition to raising capital through the sale of Common Stock, the Company, like many other REITs, has become increasingly successful in acquiring properties by issuing securities to property sellers. In fact, because of the tax advantages that can be realized by the sellers, this structure is often a prerequisite to such sales. These transactions frequently involve the issuance of limited partnership interests in exchange for the properties. The partnership interests are then exchangeable into shares of common stock to provide future liquidity for the property sellers. This structure enables the Company to acquire properties without incurring the costs associated with raising capital to acquire properties for cash.

     Finally, in considering the appropriate number of shares of Common Stock to authorize, the Company also surveyed the charters of other REITs. The Company undertook this review because it believed that for the reasons mentioned above traditional guidelines used to determine appropriate share increases for corporations other than REITs should not apply to the Company. Based on that review, the Board of Directors approved what it believed to be an appropriate increase in the number of authorized shares of Common Stock of the Company.

     After the proxy statement relating to the Merger had been mailed to the Company's stockholders, concerns regarding the increase were raised by certain stockholders of the Company and an advisor to certain institutional stockholders. After reviewing the Company's proxy statement, which included the new Charter, they expressed concerns that the Company could issue additional shares in circumstances which would be dilutive for existing stockholders and recommended substantially reducing the number of authorized shares of Common Stock.

     Given the concerns raised during the proxy solicitation period and in keeping with the Company's history of valuing input from its stockholders, the Company made a public commitment to hold this Special Meeting at which stockholders could vote to reduce the number of authorized shares of Common Stock.

REQUIRED VOTE

     Proxies will be voted for Proposal 1 unless contrary instructions are set forth on the enclosed Proxy Card. Under applicable law and the Company's Charter, this proposal requires the affirmative vote of the holders of record of a majority of all of the issued and outstanding shares of Common Stock. Accordingly, abstentions and broker non-votes will have the effect of votes against this proposal.

                                   PROPOSAL 2

                       PROPOSED AMENDMENT TO THE CHARTER
                      RELATING TO THE REMOVAL OF DIRECTORS

     The Board of Directors has deemed advisable and unanimously approved an amendment to the Company's Charter which will have the effect of enabling stockholders of the Company to remove a director from office with or without cause upon the affirmative vote of the holders of a majority of the shares then entitled to vote at a meeting of the stockholders called for that purpose. The proposed amendment is as follows:

          Article VI, Section 6.4 of the Charter would be deleted in its entirety and the following inserted in lieu thereof:

             "6.4 Resignation or Removal of Directors. Any Director may resign from the Board of Directors or any committee thereof at any time by written notice to the Board of Directors, effective upon execution and delivery to the Corporation of such notice or upon any future date specified in the notice. Subject to the rights, if any, of the holders of any class or series of Stock to elect Directors and to remove any Director whom such holders have the right to elect, any Director (including persons elected by Directors to fill vacancies in the Board of Directors) may be removed from office with or without cause by the affirmative vote of the holders of a majority of all of the shares then entitled to vote at a meeting of the stockholders called for that purpose. At least 30 days prior to any meeting of stockholders at which it is proposed that any Director be removed from office, written notice of such proposed removal shall be sent to the Director whose removal will be considered at the meeting."

REASONS FOR THE AMENDMENT

     In considering the contents of the Charter which was adopted in connection with the Merger, the Company decided not to propose a classified or "staggered" Board of Directors. As a result, all directors are subject to re-election annually and stockholders may, in effect, remove directors with or without cause at least once per year by nominating and electing other directors. However, although all directors are subject to removal annually, the Company viewed continuity on the Board of Directors between annual stockholder meetings as an important element in pursuing the Company's long-term strategic goals. Accordingly, the Charter contains a provision that allows the removal of a director from office (a) only with cause and (b) only by the affirmative vote of at least 75% of the shares entitled to vote thereon.

     The Company believes that its immediate and future growth and profitability are dependant upon its long-term strategic goals. One important factor in the successful implementation of long-term goals is to ensure continuity in the individuals responsible for adopting and monitoring the achievement of those goals. Many corporations try to obtain this continuity by adopting a staggered Board of Directors and a "with cause" removal provision, which are designed to ensure that each director serves for at least three years. The Company believed that, in light of its decision not to adopt a staggered board, a "with cause" provision designed to provide continuity between annual stockholder meetings was an appropriate compromise between management stability that facilitates the Company's strategic plan for increasing long-term stockholder value and the ability of stockholders to hold directors accountable through frequent elections.

     However, during the proxy solicitation period relating to the Merger, certain stockholders of the Company and an advisor to institutional stockholders expressed concerns that the "with cause" provision in the Charter limited the ability of stockholders to readily remove directors before their terms of office expire. As a result of these concerns, the Company publicly committed to hold this Special Meeting at which stockholders would be given the opportunity to vote on an amendment to the Charter relating to such removals.

REQUIRED VOTE

     Proxies will be voted for Proposal 2 unless contrary instructions are set forth on the enclosed Proxy Card. Under applicable law and the Company's Charter, this proposal requires the affirmative vote of the holders of record of two-thirds of all of the issued and outstanding shares of Common Stock. Accordingly, abstentions and broker non-votes will have the effect of votes against this proposal.

                                   PROPOSAL 3

                       PROPOSED AMENDMENT TO THE CHARTER
                        CHANGING THE NAME OF THE COMPANY

     The Board of Directors has deemed advisable and unanimously approved an amendment to Article II of the Company's Charter changing the name of the Company from "Avalon Bay Communities, Inc." to "AvalonBay Communities, Inc." The amendment would merely delete the space between the words "Avalon" and "Bay" so that the name would be "AvalonBay Communities, Inc."

REASONS FOR THE AMENDMENT

     The Board of Directors believes that the proposed change in the Company's name, although minor, will result in a strengthened corporate identity. Shortly after the Merger, the Company adopted a new logo and trade name which omits any space between the words "Avalon" and "Bay" (i.e., "AvalonBay"). Since the public, including investors in the Company and its tenants, will increasingly identify and refer to the Company which survived the Merger by both its new legal name and its new trade name, the Board of Directors believes that it is in the best interests of the Company that such names are identical. The Board of Directors unanimously recommends a vote in favor of Proposal 3.

REQUIRED VOTE

     Proxies will be voted for Proposal 3 unless contrary instructions are set forth on the enclosed Proxy Card. Under applicable law and the Company's Charter, this proposal requires the affirmative vote of the holders of record of a majority of all of the issued and outstanding shares of Common Stock. Accordingly, abstentions and broker non-votes will have the effect of votes against this proposal.

                                 OTHER MATTERS

SOLICITATION OF PROXIES

     The cost of solicitation of proxies in the form enclosed herewith will be paid by the Company. In addition to the solicitation of proxies by mail, the directors, officers and employees of the Company may also solicit proxies personally or by telephone without additional compensation for such activities. The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such holders for their reasonable expenses.

STOCKHOLDER PROPOSALS FOR ANNUAL MEETINGS

     Stockholder proposals (including director nominations) submitted pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, for inclusion in the Company's proxy statement and form of proxy for the 1999 Annual Meeting of Stockholders must be received by the Company by January 5, 1999. Such a proposal must also comply with the requirements as to form and substance established by the SEC for such a proposal to be included in the proxy statement and form of proxy.

     For a proposal of a stockholder (including director nominations) to be presented at the Company's 1999 Annual Meeting of Stockholders, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company, together with all supporting documentation required by the Company's Bylaws, (A) not prior to December 6, 1998 nor later than March 21, 1999 or (B) in the event that the 1999 Annual Meeting of Stockholders is called for a date prior to May 28, 1999, not later than the close of business on (1) the twentieth (20th) calendar day (or if that day is not a business day for the Company, on the next succeeding business day) following the earlier of (x) the date on which notice of the date of such meeting was mailed to stockholders, or
(y) the date on which the date of such meeting was publicly disclosed, or (2) if such date of notice or public disclosure occurs more than seventy-five (75) calendar days prior to the scheduled date of such meeting, then the later of (x) the twentieth (20th) calendar day (or if that day is not a business day for the Company, on the next succeeding business day) following the date of the first to occur of such notice or public disclosure or (y) the seventy-fifth (75th) calendar day prior to such scheduled date of such meeting (or if that day is not a business day for the Company, on the next succeeding business day).

     Any such proposals should be mailed to: Avalon Bay Communities, Inc., 2900 Eisenhower Avenue, Suite 300, Alexandria, Virginia 22314, Attention: Secretary.

OTHER MATTERS TO BE PRESENTED

     The Board of Directors does not know of any matters other than those described in this Proxy Statement which will be presented for action at the Special Meeting. If other matters are properly presented, proxies will be voted in accordance with the best judgment of the proxy holders.

     REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO THE COMPANY. PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD TODAY.

                                                                      Appendix A
                                                                      ----------



                PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS OF

                          AVALON BAY COMMUNITIES, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                   AND MAY BE REVOKED PRIOR TO ITS EXERCISE.


     The undersigned stockholder(s) of Avalon Bay Communities, Inc. (the "Company") hereby appoints Messrs. Gilbert M. Meyer, Richard L. Michaux and Jeffrey B. Van Horn and each of them singly, as proxies, each with full power of substitution, for and in the name of the undersigned at the Special Meeting of Stockholders of the Company to be held on October 2, 1998, and at any and all adjournments thereof, to vote all shares of common stock of said Company held of record by the undersigned on August 26, 1998, as if the undersigned were present and voting the shares.


A [X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.



   1. To approve certain amendments to the Articles of Amendment and Restatement of Articles of Incorporation of the Company (the "Charter") reducing the number of authorized shares of the Company's common stock, par value $.01 per share.

      [ ] FOR      [ ] AGAINST       [ ] ABSTAIN


   2. To approve an amendment to the Charter relating to the stockholders' ability to remove directors without cause.

      [ ] FOR      [ ] AGAINST       [ ] ABSTAIN


   3. To approve an amendment to the Charter changing the name of the Company from "Avalon Bay Communities, Inc." to "AvalonBay Communities, Inc."

      [ ] FOR      [ ] AGAINST       [ ] ABSTAIN



                           (continued on other side)


                         (TO BE SIGNED ON REVERSE SIDE)


                          (continued from other side)

   4. The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting.

   WHEN PROPERLY EXECUTED THE SHARES REPRESENTED BY THIS
   PROXY WILL BE VOTED IN THE MANNER DIRECTED. IN THE
   ABSENCE OF ANY DIRECTION, THE SHARES WILL BE VOTED FOR PROPOSAL 1, FOR PROPOSAL 2 AND FOR PROPOSAL 3, AND IN ACCORDANCE WITH
   THE PROXIES' DISCRETION ON SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS
   THEREOF.

                         `                                  I PLAN TO ATTEND THE MEETING   [ ]

                                                            NOTE: (Please date this Proxy and sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If there is more than one trustee, all should sign. All joint owners should sign.)

                                                            Dated_______________________, 1998

                                                            ____________________________________________________________________
                                                            Signature

                                                            ____________________________________________________________________
                                                            Signature (if held jointly)

